Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

October 14, 2011

BARCLAYS CAPITAL

EQUITIES | FLOW DERIVATIVES

ETF & ETN GUIDE[1]

Q4 2011
1,341 US LISTED PRODUCTS
TOTAL $972BN IN ASSETS AND ETNs ISSUED

EXCHANGE TRADED FUNDS (ETFs)		
EQUITIES	Assets (bn)	Page
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$200.5	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$30.3	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$39.5	1
US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water & Clean Energy	$138.1	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$191.9	4
Leveraged – Equities	$9.7	5
Inverse – Equities	$14.5	6
Dividend Domestic, International	$32.2	6
FICC		
Fixed Income US Credit, US Government, Aggregate & Other, International, Municipal	$161.1	7
Commodities	$102.0	8
Currencies	$6.6	8
Leveraged – FICC	$1.7	8
Inverse – FICC	$7.2	8
SPECIALTY		
Active	$2.4	9
Fundamental	$4.0	9
Life Cycle & Allocation	$0.6	9
Long/Short	$3.5	9
Quantitative	$0.2	10
Other	$12.1	10

EXCHANGE TRADED NOTES (ETNs)		
Commodities General, Specific	$6.0	11
Currencies	$0.2	11
Leveraged/Inverse	$2.1	11
Other	$6.1	12

CONTACTS

Index & Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclayscapital.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclayscapital.com

Trading

William Prager
+1 212 526 8979
william.prager@barclayscapital.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclayscapital.com

[1] All data and product names in this guide are derived from Bloomberg as of October 6, 2011. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Capital Live at https://live.barcap.com (keyword: USVolCenter).

EQUITIES

EXCHANGE TRADED FUNDS (ETFs)

EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US INDICES: BROAD-BASED					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	MSCIBM	$17,271	$171.9	✓
IWV	iShares Russell 3000	RAY	2,891	25.0	✓
VXF	Vanguard Extended Market	SPCMI	1,065	7.9	
SCHB	Schwab US Broad Market	DW25	681	11.0	✓
IYY	iShares DJ US Index	DJUS	486	4.1	
ISI	iShares S&P 1500	SPSUPX	275	1.0	
TMW	SPDR DJ Total Market	DWCF	166	0.7	
ONEQ	Fidelity NASDAQ Composite	CCMP	145	1.5	
NYC	iShares NYSE Composite	NYA	69	0.3	
VTHR	Vanguard Russell 3000	RAY	21	0.4	
FMU	Focus Mrngstr US Market	MSTAR	9	0.3	
WFVK	Wilshire 5000 Tot Mrkt	W5000FLT	5	0.0	
WXSP	Wilshire 4500 Completion	W4500	5	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$80,069	$29,704.7	✓
IVV	iShares S&P 500	SPX	24,165	511.4	✓
DIA	SPDR DJ Indust Avg	INDU	9,244	1,100.1	✓
IWB	iShares Russell 1000	RIY	5,716	98.2	✓
VV	Vanguard LC	MZUSP	2,718	15.5	✓
OEF	iShares S&P 100	OEX	2,704	42.8	✓
RSP	Rydex S&P EW	SPXEWI	2,171	56.1	✓
VOO	Vanguard S&P 500	SPX	1,346	22.0	✓
SCHX	Schwab US LC	DWL	597	9.2	✓
XLG	Rydex Russell Top 50	RTOP50	411	2.8	
MGC	Vanguard Mega Cap 300	MZUSL	294	1.9	
JKD	iShares Mrngstr LC	MLCR	254	1.3	
IWL	iShares Russell T200	RUTPINTR	94	1.4	
NY	iShares NYSE 100	NYID	51	0.2	
ELR	SPDR DJ LC	DWLT	32	0.1	
EWRI	Rydex Russell 1000 EW	RU1ELCTR	24	0.7	
VONE	Vanguard Russell 1000	RIY	13	0.5	
MKH	Market 2000 HOLDRs	XKH	10	0.0	
EUSA	iShares MSCI USA	GDDUUS	6	0.1	
FLG	Focus Mrngstr LC	MLCP	4	0.1	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	MID	$8,257	$106.5	✓
MDY	SPDR S&P MC 400	MID	7,708	568.3	✓
IWR	iShares Russell MC	RMC	5,392	45.6	✓
VO	Vanguard MC	MZUSM	2,928	18.8	✓
JKG	iShares Mrngstr MC	MMCR	135	0.9	
SCHM	Schwab US MC	DWM	74	2.1	
EMM	SPDR DJ MC	DWM	57	0.5	
EWRM	Rydex Russell MC EW	RUMEMCTR	47	0.8	
IVOO	Vanguard S&P MC 400	MID	27	0.5	
FMM	Focus Mrngstr MC	MMCP	4	0.0	
EWMD	Rydex S&P MC 400 EW	MIDEWI	2	0.0	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RTY	$12,637	$5,643.6	✓
IJR	iShares S&P SC 600	SML	5,629	119.1	✓
VB	Vanguard SC	MZUSS	3,427	43.0	✓
SCHA	Schwab US SC	DWS	410	7.4	✓
JKJ	iShares Mrngstr SC	MSCR	131	1.3	
SLY	SPDR S&P SC 600	SML	61	0.5	
VTWO	Vanguard Russell 2000	RTY	26	1.4	
EWRS	Rydex Russell 2000 EW	RU2ESCTR	18	0.2	
VIOO	Vanguard S&P SC 600	SML	11	0.4	
EWSM	Rydex S&P SC 600 EW	SMLEWI	5	0.0	
FOS	Focus Mrngstr SC	MSCP	4	0.1	
Micro Cap Broad-Based					
IWC	iShares Russell Microcap	RMICRO	$355	$5.8	✓
FDM	First Trust DJ Sel MicroCap	DJSM	56	1.3	
WMCR	Wilshire Micro-Cap	WSKMICRO	36	0.2	
PZI	PwrShrs Zacks MicroCap	ZAX	34	0.6	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US INDICES: VALUE					
Total Market Value					
IWW	iShares Russell 3000 Value	RAV	$261	$1.6	
Large Cap Value					
IWD	iShares Russell 1000 Value	RLV	9,574	120.4	✓
VTV	Vanguard Value	MZUSPV	4,578	23.5	✓
IVE	iShares S&P 500 Value	SVX	3,451	27.5	✓
MGV	Vanguard Mega Cap 300 Val	MZUSLV	318	2.0	
SCHV	Schwab US LC Value	DWLV	231	1.9	✓
JKF	iShares Mrngstr LC Value	MLVL	197	1.0	
SPYV	SPDR S&P 500 Value	SPTRSVX	143	0.3	
IWX	iShares Russell T200 Value	RUTPVATR	142	1.7	
RPV	Rydex S&P 500 Pure Value	SPXPV	81	1.4	
VONV	Vanguard Russell 1000 Val	RLV	25	0.3	
VOOV	Vanguard S&P 500 Val	SPV	25	0.3	
Mid Cap Value					
IWS	iShares Russell MC Value	RMV	$2,342	$32.3	✓
IJJ	iShares S&P MC 400 Value	MIDV	1,763	16.5	✓
VOE	Vanguard MC Value	MZUSMV	718	5.0	
JKI	iShares Mrngstr MC Value	MMVL	84	0.4	
RFV	Rydex S&P 400 Pure Value	SPMPV	33	0.4	
MDYV	SPDR S&P MC 400 Value	SPTRMV	18	0.2	
IVOV	Vanguard S&P MC 400 Val	MIDV	5	0.0	
Small Cap Value					
IWN	iShares Russell 2000 Value	RUJ	$3,119	$140.3	✓
VBR	Vanguard SC Value	MSCISV	1,581	8.3	✓
IJS	iShares S&P SC 600 Value	SMLV	1,346	10.0	✓
JKL	iShares Mrngstr SC Value	MSVL	134	1.1	
SLYV	SPDR S&P SC 600 Value	SPTRSV	93	0.6	
RZV	Rydex S&P 600 Pure Value	SPSPV	55	0.6	
VIOV	Vanguard S&P SC 600 Val	SMLV	13	0.1	
VTWV	Vanguard Russell 2000 Val	RUJ	10	0.2	
US INDICES: GROWTH					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RAG	$268	$2.9	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RLG	$12,476	$186.5	✓
IVW	iShares S&P 500 Growth	SGX	5,958	54.7	✓
VUG	Vanguard Growth	MZUSPG	5,405	29.4	✓
MGK	Vanguard Mega Cap 300 Gro	MZUSLG	495	2.4	
IWY	iShares Russell T200 Growth	RUTPGRTR	389	2.6	
JKE	iShares Mrngstr LC Growth	MLGR	323	1.2	
SCHG	Schwab US LC Growth	DWLG	291	2.6	✓
RPG	Rydex S&P 500 Pure Growth	SPXPG	258	5.6	
SPYG	SPDR S&P 500 Growth	SPTRSGX	182	1.0	
VONG	Vanguard Russell 1000 Gro	RIY	49	0.7	
VOOG	Vanguard S&P 500 Growth	SGX	36	0.8	
Mid Cap Growth					
IWP	iShares Russell MC Growth	RDG	$2,614	$33.4	✓
IJK	iShares S&P MC 400 Growth	MIDG	2,455	45.1	✓
VOT	Vanguard MC Growth	MZUSMG	1,046	10.9	
RFG	Rydex S&P 400 Pure Growth	SPMPG	535	13.0	
JKH	iShares Mrngstr MC Growth	MMGR	148	1.5	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	54	0.5	
IVOG	Vanguard S&P MC 400 Gro	MIDG	28	0.4	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RUO	$3,172	$188.1	✓
VBK	Vanguard SC Growth	MZUSSG	1,657	21.4	✓
IJT	iShares S&P SC 600 Growth	SMLG	1,346	18.6	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	139	1.4	
JKK	iShares Mrngstr SC Growth	MSGR	86	1.9	
RZG	Rydex S&P 600 Pure Growth	SPSPG	33	2.2	
VIOG	Vanguard S&P SC 600 Gro	SMLG	17	0.3	
VTWG	Vanguard Russell 2000 Gro	RUO	11	0.4	

[1] All average volume calculations in this guide were calculated over the period between April 6, 2011 to October 6, 2011.

* Opt. denotes US listed options trading available on the underlying security.

1

EXCHANGE TRADED FUNDS (ETFs)
EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$1,826	$374.0	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	566	71.3	✓
XRT	SPDR S&P Retail	SPSIRETR	480	558.7	✓
FXD	First Trust Cons Discr	STRQCD	339	7.7	✓
VCR	Vanguard Cons Discret	MZUSIXCD	307	2.7	
ITB	iShares DJ US Home Constr	DJSHMB	228	7.5	✓
IYC	iShares DJ US Cons Svcs	DJUSCY	187	2.9	
RTH	Retail HOLDRs	IRH	139	112.4	✓
RXI	iShares S&P Glb Cons Discr	SGD	120	1.5	
PBS	PowerShares Dyn Media	DZM	105	1.4	
BJK	Market Vectors-Gaming	WAGRT	102	1.1	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	42	0.5	
PEJ	PwrShrs Dyn Leisure & Ent	DZL	31	1.2	
PMR	PowerShares Dyn Retail	DWR	23	1.2	
PKB	PwrShrs Dyn Build & Constr	DWCX	22	0.3	
RCD	Rydex S&P EW Cons Discr	S25	21	0.4	
PEZ	PwrShrs Dyn Cons Discr	EZZ	17	0.1	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	11	0.2	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	6	0.0	
VROM	Global X Auto	AUTOSTR	5	0.1	
FCL	Focus Mrngstr Cons Cycl	MCCS	4	0.0	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	3	0.1	
VGEM	EGShares Cons Svcs GEMS	DJECN	1	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$5,120	$328.5	✓
VDC	Vanguard Cons Staples	MZUSIXCS	757	6.3	
KXI	iShares S&P Glb Cons Stap	SGCS	390	3.4	
IYK	iShares DJ US Cons Goods	DJUSNC	370	4.6	
PBJ	PwrShrs Dyn Food & Bev	DZF	235	5.4	
FXG	First Trust Cons Staples	STRQCS	181	4.9	
PSL	PowerShares Dyn Cons Stap	EZS	36	0.2	
RHS	Rydex S&P EW Cons Stap	S30	26	0.5	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	19	0.2	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	10	0.4	
FCD	Focus Mrngstr Cons Defensi	MCDS	5	0.0	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	3	0.0	
EATX	Global X Food ETF	SOLFOOD	3	0.1	
FISN	Global X Fishing Industry	SOLFISH	2	0.0	
CGEM	EGShares Cons Goods GEMS	DJECG	1	0.0	
Energy					
XLE	Energy Sector SPDR	IXE	$6,774	$1,764.7	✓
OIH	Oil Service HOLDRs	OXH	1,804	746.8	✓
VDE	Vanguard Energy	MSCIEN	1,559	23.1	✓
IXC	iShares S&P Glb Energy	SGES	944	10.9	✓
IYE	iShares DJ US Energy	DJUSEN	796	11.9	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	589	384.3	✓
IEZ	iShares DJ US Oil Eqp&Svc	DJSOES	386	21.1	✓
FCG	First Trust ISE Nat Gas	FUM	358	9.9	✓
KOL	Market Vectors-Coal	TCOAL	331	21.4	✓
IEO	iShares DJ US O&G E&P	DJSOEP	306	18.7	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	274	10.7	✓
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	144	3.9	✓
ENY	Guggenheim Canada Energy	SWMEI	117	3.2	
PXI	PowerShares Dyn Energy	EZK	113	2.2	
NLR	Mkt Vect Nuclear Energy	DXNE	112	1.1	✓
FXN	First Trust Energy	STRQEN	87	2.7	
PXE	PwrShrs Dyn Energy E&P	DWE	60	1.1	
PSCE	PwrShr S&P SC Energy	SPSU6ET	48	3.1	
RYE	Rydex S&P EW Energy	S10	35	1.4	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	35	0.4	
PKOL	PowerShares Global Coal	QCOL	16	0.6	
PKN	PwrShrs Glb Nuclear Energy	WNAI	16	0.2	
OGEM	EGShares Energy GEMS	DJEEO	14	0.3	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNET	13	0.1	
IPW	SPDR S&P Intl Energy	SPBMU1UP	12	0.2	
WCAT	Jefferies TR/J CRB Wildcat	WCATI	12	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Energy (continued)					
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	5	0.1	
CHIE	Global X China Energy	CHIE	4	0.1	
FEG	Focus Mrngstr Energy	MES	4	0.1	
XOIL	Global X Oil Equities	SOLGLOIL	3	0.1	
IOIL	IQ Global Oil SC	IQSMOIL	1	0.1	
Financials					
XLF	Financial Sector SPDR	IXM	$4,130	$1,337.2	✓
KBE	SPDR KBW Bank	BKX	922	117.1	✓
VFH	Vanguard Financials	MZUSIXFN	484	4.1	✓
KRE	SPDR KBW Regional Bank	KRX	345	64.5	✓
IYF	iShares DJ US Financial	DJUSFN	316	25.8	✓
IXG	iShares S&P Glb Financials	SGFS	156	2.7	
IYG	iShares DJ US Finan Svcs	DJUSFV	147	3.8	✓
KIE	SPDR KBW Insurance	KIX	104	21.7	✓
IAT	iShares DJ US Reg Banks	DJSRBK	85	1.0	✓
FXO	First Trust Financial	STRQFN	72	1.6	✓
RKH	Regional Bank HOLDRs	XRH	70	21.2	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	54	0.3	
IAK	iShares DJ US Insurance	DJSINS	52	0.7	
IAI	iShares DJ US Broker Dlrs	DJSINV	51	2.1	✓
KCE	SPDR KBW Capital Markets	KSX	34	1.7	✓
KBWD	PwrShrs KBW High Div Fin	na	18	0.3	
PFI	PowerShares Dyn Financial	EZF	17	0.1	
EMFN	iShares MSCI EM Financials	MXEF0FN	16	0.0	
RYF	Rydex S&P EW Financials	S40	15	0.2	
PJB	PowerShares Dyn Banking	DHD	11	0.1	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	11	0.1	
EUFN	iShares MSCI Europe Fin	MXEU0FN	9	0.4	
RWW	RevenueShares Financial	SSFINL	9	0.1	
IPF	SPDR S&P Intl Financials	SPBMU4UP	8	0.1	
PIC	PowerShares Dyn Insurance	DWJ	7	0.0	
BRAF	Global X Brazil Financials	na	6	0.1	
FGEM	EGShares Financials GEMS	DJEFN	5	0.1	
FFL	Focus Mrngstr Finl Serv	MFSS	4	0.1	
KBWP	PowerShares KBW Prop&Cas	na	3	0.0	
KME	SPDR KBW Mortgage Finance	MFXTR	3	0.0	
KBWX	PowerShares KBW Intl Finan	na	3	0.0	
CHIX	Global X China Financials	CHIF	2	0.1	✓
FEFN	iShares MSCI Far East Fin	MXFA0FN	2	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	2	0.0	
Health Care					
XLV	Health Care Sector SPDR	IXV	$3,444	$421.5	✓
IBB	iShares Nasdaq Biotech	NBI	1,252	68.2	✓
VHT	Vanguard Health Care	MZUSIXHC	644	6.2	
IYH	iShares DJ US Healthcare	DJUSHC	504	6.2	✓
IXJ	iShares S&P Glb Healthcare	SGH	491	4.6	
PPH	Pharmaceutical HOLDRs	IPH	484	26.3	✓
XBI	SPDR S&P Biotech	SPSIBITR	413	18.8	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	372	9.3	✓
IHI	iShares DJ US Med Equip	DJSMDQ	347	5.5	
BBH	Biotech HOLDRs	IBH	245	2.0	✓
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	224	2.2	
IHE	iShares DJ US Pharmaceut	DJSPHM	219	3.3	
IHF	iShares DJ US HC Providers	DJSHCP	186	9.6	✓
FXH	First Trust Health Care	STRQHC	165	6.3	
PJP	PowerShares Dyn Pharma	DZR	163	3.5	
PBE	PwrShr Dyn Biotech & Gen	DZO	150	1.2	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	102	2.6	
RYH	Rydex S&P EW Health Care	S35	52	1.8	
PTH	PowerShares Dyn Healthcare	EZX	49	0.9	
XHE	SPDR S&P HC Equipment	SPSIHE	21	0.4	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	19	0.2	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	5	0.1	
XHS	SPDR S&P HC Srvs	SPSIHP	5	0.1	
FHC	Focus Mrngstr Health Care	MHS	5	0.1	
HGEM	EGShares HealthCare GEMS	DJEHK	1	0.0	

* Opt. denotes US listed options trading available on the underlying security.

2 | ETF & ETN Guide Q4 2011

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Industrials					
XLI	Industrial Sector SPDR	IXI	$2,459	$856.1	✓
VIS	Vanguard Industrials	MSCIIN	403	4.2	
IYT	iShares DJ Transportation	TRAN	318	65.3	✓
IYJ	iShares DJ US Industrial	DJUSIN	317	5.6	
EXI	iShares S&P Glb Industrial	SGN	158	1.8	
ITA	iShares DJ US Aerosp & Def	DJSASD	98	2.3	
PPA	PwrShrs Aerospace & Def	DXS	75	3.6	
FXR	First Trust Industrials	STRQIN	52	0.7	
PRN	PowerShares Dyn Industrial	EZL	42	1.0	
PSCI	PwrShr S&P SC Indust	SPSU6IT	23	0.1	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	19	0.2	
FAA	Guggenheim Airline	AXGAL	17	0.5	✓
RGI	Rydex S&P EW Industrials	S20	16	0.6	
XTN	SPDR S&P Transportation	SPSITN	10	0.2	
XAR	SPDR S&P Aero & Def	SPSIAD	7	1.6	
FIL	Focus Mrngstr Industrials	MIS	4	0.0	
CHII	Global X China Industrials	CHII	3	0.1	✓
FLYX	Direxion Airline Shares	XAL	2	0.0	
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	2	0.1	
WSTE	Global X Waste Mgmt	SOLWM	2	0.0	
IGEM	EGShares Industrial GEMS	DJEID	1	0.0	
Materials					
GDX	Market Vectors Gold Miners	GDM	$8,865	$787.0	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,091	117.9	✓
XLB	Materials Sector SPDR	IXB	1,810	576.8	✓
XME	SPDR S&P Metals & Mining	SPSIMM	620	298.0	✓
IYM	iShares DJ US Basic Mat	DJUSBM	576	71.5	✓
VAW	Vanguard Materials	MZUSIOMT	508	5.6	✓
MXI	iShares S&P Glb Materials	SGM	495	6.3	
SIL	Global X Silver Miners	SOLGLOSI	328	17.7	✓
FXZ	First Trust Materials	STRQMT	271	6.3	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	232	6.7	✓
URA	Global X Uranium	SOLURA	157	4.3	✓
SLX	Market Vectors Steel	STEEL	152	6.5	✓
WOOD	iShares S&P Glb Timb&For	SPGTTFT	147	2.6	
CUT	Guggenheim Timber	CGTBR	116	2.6	
CU	First Trust ISE Glb Copper	ISC	56	7.9	✓
PYZ	PwrShrs Dyn Basic Material	EZBX	53	1.0	
PSAU	PwrShrs Glb Gold&PrecMet	QGLD	50	0.6	
COPX	Global X Copper Miners	SOLGLOCO	36	2.1	✓
RTM	Rydex S&P EW Materials	S15	33	0.5	
SOIL	Global X Fertilizer/Potash	SOLFERT	30	1.2	
CCXE	WisdomTree Comm Country	WTIDCCET	27	0.4	
GLDX	Global X Gold Explorers	SOLGLDX	23	0.7	✓
IRV	SPDR S&P Intl Materials	SPBMU6UP	19	0.4	
EMT	EGShares EM Met & Min	DJEMT	16	0.2	
CRBA	Jefferies TR/J CRB Agri Egy	CRBAX	8	0.1	
PLTM	First Trust ISE Glb Platin	ORE	7	0.4	✓
EMMT	iShares MSCI EM Materials	MXEF0MT	7	0.1	
PSCM	PwrShr S&P SC Mater	SPSU6MT	6	0.1	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	5	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	4	0.2	
FBM	Focus Mrngstr Basic Mat	MBMS	4	0.0	
PSTL	PowerShares Global Steel	QSTL	4	0.1	
ALUM	Global X Aluminum	SOLALU	3	0.1	
CRBI	Jefferies TR/J CRB Ind Metl	CRBIX	3	0.0	
CHIM	Global X China Materials	CHIMAT	2	0.1	
LGEM	EGShares Basic Mat GEMS	DJEBM	1	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	NDX	$21,816	$3,859.3	✓
MOO	Mkt Vectors Agribusiness	DXAG	4,688	98.9	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,696	16.2	✓
IGF	iShares S&P Glb Infrastruc	SPGTINFR	455	2.5	
ECON	EGShares EM Consumer Titan	na	223	2.0	
HAP	Market Vectors Hard Assets	RVEIT	166	2.2	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	164	1.6	
CHIQ	Global X China Consumer	CHIQ	122	2.1	✓
PXR	PwrShrs EM Infrastruct	EIBI	117	1.8	
PAGG	PwrShrs Global Agriculture	QAGR	106	1.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
US SECTORS (continued)					
Multi-Sector (continued)					
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	103	0.7	
LIT	Global X Lithium	SOLLIT	92	1.2	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	72	7.9	
BRXX	EGShares Brazil Infr	IBRXX	68	0.9	
INXX	EGShares India Infr	EGSXIIXT	62	0.3	
PSCU	PwrShr S&P SC Util	SPSU6UT	43	0.2	
CROP	IQ Global Agribusiness SC	na	42	1.1	✓
FLM	First Trust ISE Glb Eng&Cons	CVL	30	0.7	
SEA	Guggenheim Shipping	DGACSIT	27	0.5	
QQXT	First Trust NDX Ex-Tech	NDXXM	24	0.4	
BRAQ	Global X Brazil Consumer	SOLBZLC	22	0.3	
PXN	PowerShares Lux Nanotech	LUXNI	22	0.1	
GRID	First Trust NQ Smart Grid	na	18	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	14	0.1	
CHXX	EGShares China Infr	ICHXX	11	0.3	
INCO	EGShares India Consumer	IINCOT	4	0.0	
BARN	Global X Farming	SOLFARM	2	0.2	
Real Estate					
VNQ	Vanguard REIT	RMZ	$7,924	$136.6	✓
IYR	iShares DJ US Real Estate	DJUSRE	2,740	608.5	✓
ICF	iShares C&S Realty Majors	RMP	2,055	44.8	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	1,951	16.2	
RWR	SPDR DJ REIT	DWRTF	1,287	16.6	✓
IFGL	iShares F E/N Devel RExUS	RUGL	327	1.4	
RWO	SPDR DJ Glb Real Estate	DWGRST	269	3.2	
FRI	First Trust S&P REIT	SPREIT	228	6.5	✓
REM	iShares FTSE NAREIT Mrtge	TFNMRC	219	2.8	✓
VNQI	Vanguard GlbxUS Real Est	SPBMGUU	156	1.8	
REZ	iShares FTSE NAREIT Resid	TFN17C	139	2.1	
SCHH	Schwab US REIT	DWRTF	130	2.3	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	116	0.7	
DRW	WisdomTree GlbxUS RealEst	WTIRETR	106	0.8	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	60	0.5	
GRI	C&S Global Realty Majors	GRM	48	0.3	
FTY	iShares FTSE NAREIT RE 50	FNRSTR	40	0.6	
TAO	Guggenheim China RE	ACNRE	22	0.7	✓
IFAS	iShares FTSE E/N Asia	EGAS	21	0.1	
IFEU	iShares FTSE E/N Europe	EPRA	16	0.2	
WREI	Wilshire US REIT	WILREIT	11	0.2	
IFNA	iShares FTSE E/N North Am	EGNA	11	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	9	0.1	
RTL	iShares FTSE NAREIT Retail	TFN20C	7	0.1	
KBWY	PwrShrs KBW Prem Yld REIT	KYX	6	0.1	
ROOF	IQ US Real Estate SC	na	5	0.1	
FRL	Focus Mrngstr Real Estate	MRETS	4	0.1	
MORT	Market Vectors Mortg REIT	MVMORTTR	4	0.3	
Technology					
XLK	Technology Sector SPDR	IXT	$6,713	$356.8	✓
VGT	Vanguard Technoloy	MZUSIOIT	1,750	11.8	✓
IYW	iShares DJ US Technology	DJUSTC	1,230	13.8	✓
SMH	Semiconductor HOLDRs	XSH	507	367.3	✓
IGV	iShares S&P NA Software	SPGSTISO	489	7.8	✓
IXN	iShares S&P Glb Technology	SGI	462	3.4	
FDN	First Trust DJ Internet	DJINET	394	9.2	✓
IGM	iShares S&P NA Technology	SPGSTI	360	2.2	
SOXX	iShares PHLX SOX Semicond	SOX	249	16.9	✓
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	173	2.8	✓
MTK	SPDR MS Technology	MSH	163	0.7	
QTEC	First Trust NDX Technology	NDXT	153	7.9	✓
HHH	Internet HOLDRs	HHI	128	1.2	✓
FXL	First Trust Technology	STRQTC	122	3.3	
RYT	Rydex S&P EW Technology	S45	103	1.0	
PXQ	PowerShares Dyn Networking	DZN	92	1.9	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	74	0.8	
SWH	Software HOLDRs	XWH	69	0.6	✓
QQEW	First Trust NDX Equal Wgt	NDXE	67	1.5	✓
SKYY	First Trust ISE Cloud Comp	CPQ	53	2.4	✓
XSD	SPDR S&P Semiconductor	SPSISCTR	46	3.4	
PNQI	PwrShrs NASDAQ Internet	QNET	45	0.7	

*Opt. denotes US listed options trading available on the underlying security.

3

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
US SECTORS (continued)					
Technology (continued)					
PSJ	PowerShares Dyn Software	DZC	43	0.6	
IAH	Internet Architect HOLDRs	XAH	30	0.2	
PTF	PowerShares Dyn Technology	EZV	26	0.3	
CQQQ	Guggenheim China Tech	ACNITTR	22	0.7	✓
IPK	SPDR S&P Intl Technogy	SPBMUTUP	18	0.1	
PSI	PwrShrs Dyn Semiconductors	DZE	18	0.5	
BDH	Broadband HOLDRs	XDH	15	0.2	
BHH	B2B Internet HOLDRs	BUXB	14	0.3	
IIH	Internet Infrastr HOLDR	YIH	9	0.0	
XSW	SPDR S&P Software & Srvs	SPSISS	5	0.1	
FTQ	Focus Mrngstr Technology	MTS	5	0.1	
CHIB	Global X China Technology	CHIT	4	0.1	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	2	0.1	
QGEM	EGShares Technology GEMS	DJETX	1	0.0	
Telecommunications					
IYZ	iShares DJ US Telecomm	DJSTELT	$559	$13.2	✓
IXP	iShares S&P Glb Telecomm	SGT	403	3.7	
VOX	Vanguard Telecomm	MSCITC	361	3.4	
TTH	Telecom HOLDRs	ITH	123	1.7	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	13	0.2	
WMH	Wireless HOLDRs	IWH	12	0.0	
XTL	SPDR S&P Telecom	SPSITE	6	0.1	
FCQ	Focus Mrngstr Comm	MCSS	4	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.1	
TGEM	EGShares Telecom GEMS	DJETS	1	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$6,516	$296.1	✓
VPU	Vanguard Utilities	MZUSIOUT	832	4.9	
IDU	iShares DJ US Utilities	DJUSUT	581	4.7	✓
JXI	iShares S&P Glb Utilities	SGU	231	1.8	
FXU	First Trust Utilities	STRQUT	90	1.3	
UTH	Utilities HOLDRs	XUH	45	1.0	✓
PUI	PowerShares Dyn Utilities	DWU	45	1.8	
GII	SPDR Glb Infrastruct 100	MCGIGIDT	35	0.2	
DBU	WisdomTree GlobalxUS Util	WTIDUTTR	30	0.2	
RYU	Rydex S&P EW Utilities	S5S	28	0.4	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	10	0.1	
FUI	Focus Mrngstr Utilities	MUS	5	0.0	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	2	0.1	
UGEM	EGShares Utilities GEMS	DJEUT	1	0.0	
Water & Clean Energy					
PHO	PowerShares Water Resour	ZWI	$840	$4.7	✓
PIO	PowerShares Global Water	PIIWI	264	1.3	
PBW	PwrShrs WH Clean Energy	ECO	249	2.8	✓
CGW	Guggenheim S&P Glb Water	SPGTAQUA	191	1.3	
PBD	PwrShrs Glb Clean Energy	NEX	112	0.7	
PZD	PowerShares Cleantech	CTIUS	98	0.4	
GEX	Mkt Vec Glb Alt Energy	AGIXLT	74	1.0	✓
TAN	Guggenheim Solar	SUNIDX	69	3.4	✓
FIW	First Trust ISE Water	HHO	48	0.5	✓
PUW	PwrShrs WH Progr Energy	WHPRO	42	0.3	
ICLN	iShares S&P Glb Clean En	SPGTCLTR	38	0.4	
FAN	First Trust Glb Wind Ener	GWE	35	0.7	
QCLN	First Trust NQ Green Energy	CELS	23	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	22	0.1	
PWND	PwrShrs Global Wind Energy	QWND	16	0.1	
KWT	Market Vectors Solar Ener	SOLRXT	12	0.5	✓
INTERNATIONAL					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$34,927	$1,298.1	✓
VEA	Vanguard MSCI Euro Pac	NDDUEAFE	6,249	75.8	✓
VEU	Vanguard FTSE All-Wld xUS	FTR1WXUS	5,750	47.1	✓
ACWI	iShares MSCI ACWI	NDUEACWF	1,850	26.0	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,217	12.5	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,140	5.7	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,134	6.5	✓
IOO	iShares S&P Global 100	SPTR100N	896	8.7	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INTERNATIONAL (continued)					
Global (continued)					
VT	Vanguard Total World	FTAW01	884	7.1	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	818	5.7	
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	774	7.1	
GWX	SPDR S&P Intl SC	STBMWUU2	699	5.1	
TOK	iShares MSCI Kokusai	NDDUKOK	595	1.0	
SCHF	Schwab International Equity	FTAD02	577	4.7	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	359	1.4	
VXUS	Vanguard Total Intl Stock	MIMUAWUN	316	4.1	
SCHC	Schwab Intl Small-Cap	GPSCW6U	137	1.2	✓
GWL	SPDR S&P World ex-US	SCRTWU	118	0.8	
DGT	SPDR Global Dow	DJGTR	96	0.7	
ADRD	BLDRS DM 100 ADR	BKTDM	55	0.2	
MDD	SPDR S&P Intl MC	SPBMUMUP	35	0.1	
IFSM	iShares FTSE Dev SC ex NA	SD12X	31	0.3	
EWEF	Rydex MSCI EAFE EW	M2EAEWGT	13	0.1	
XGC	Guggenheim Intl SC	BKSCPT	6	0.1	
EWAC	Rydex MSCI ACWI EW	M2EAEWGT	5	0.1	
DBEF	db-X MSCI EAFE Crncy-Hdg	M0EFHUSD	4	0.0	
EEN	Guggenheim EW Euro-Pac LDR	BKEPA	2	0.0	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$6,425	$294.5	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	2,983	49.8	✓
EWA	iShares MSCI Australia	NDDUAS	2,523	129.6	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	1,411	27.0	✓
VPL	Vanguard MSCI Pacific	MXPC	1,386	8.8	
EWS	iShares MSCI Singapore	MXSG	1,384	39.3	✓
EWH	iShares MSCI Hong Kong	NDDUHK	1,326	95.9	✓
AIA	iShares S&P Asia 50	SPAS0	177	1.8	
NKY	MAXIS Nikkei 225 Index	NKY	140	2.6	
ENZL	iShares MSCI NZ Inves Mkt	MIMUNZLN	125	1.5	
ITF	iShares S&P/TOPIX 150	SPTR150N	96	0.5	
JSC	SPDR Russ/Nom Japan SC	RNSCI	95	1.3	
SCJ	iShares MSCI Japan SC	NCUAJN	72	0.6	
ADRA	BLDRS Asia 50 ADR	BKTAS	31	0.1	
KROO	IQ Australia SC	IQSMAUST	17	0.4	
JPP	SPDR Russ/Nom Prime JP	RNPRI	14	0.1	
DBJP	db-X MSCI Japan Crncy-Hdg	M0JPHUSD	5	0.0	
RSUN	IQ Japan MC	IQMDJPN	2	0.1	
HKK	IQ Hong Kong SC	IQSMHKK	1	0.1	
Europe					
EWG	iShares MSCI Germany	NDDUGR	$2,484	$127.7	✓
VGK	Vanguard MSCI European	NDDUE15	2,301	99.2	✓
EWU	iShares MSCI UK	NDDUUK	1,091	39.9	✓
IEV	iShares S&P Europe 350	SPTR350N	939	14.1	✓
EZU	iShares MSCI EMU	NDDUEMU	711	22.0	✓
EWL	iShares MSCI Switzerland	NDDUSZ	455	8.7	✓
EWQ	iShares MSCI France	NDDUFR	293	10.6	✓
EWD	iShares MSCI Sweden	NDDUSW	259	10.2	
EWP	iShares MSCI Spain	NDDUSP	157	17.2	✓
EWI	iShares MSCI Italy	NDDUIT	120	8.5	✓
FEZ	SPDR EURO STOXX 50	SX5U	117	2.3	
EWN	iShares MSCI Netherl IMI	MIMUNETN	89	2.6	
EIS	iShares MSCI Israel Capped	MISCNU	85	2.5	
EWO	iShares MSCI Austria IMI	MIMUATAN	83	3.6	
NORW	Global X FTSE Norway	NORWAY30	53	1.4	
FEU	SPDR STOXX 50	SX5P	30	0.2	
GXF	Global X FTSE Nordic Reg	N30X	27	0.4	
EWK	iShares MSCI Belgium IMI	MIMUBELN	25	2.2	
ADRU	BLDRS Europe 100 ADR	BKTEUR	17	0.1	
EIRL	iShares MSCI Irelnd Cap IMI	MXIE500I	4	0.1	
EKH	Europe 2001 HOLDRs	EKI	3	0.0	
GERJ	Market Vectors Germany SC	MVGERJTR	3	0.1	
North America					
EWC	iShares MSCI Canada	NDDUCA	$4,515	$96.8	✓
CNDA	IQ Canada SC	IQSMCANT	37	1.3	✓
DBCN	db-X MSCI Canada Crncy-Hdg	M0CAHUSD	4	0.0	
TSXV	GlbX SPTSX Venture 30 Can	VXTU	2	0.1	

* Opt. denotes US listed options trading available on the underlying security.

4 ETF & ETN Guide Q4 2011

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INTERNATIONAL (continued)					
Emerging Markets – Global					
VWO	Vanguard MSCI EM	NDUEEGF	$39,073	$1,105.5	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	26,957	2,841.9	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	837	6.6	
ADRE	BLDRS EM 50 ADR	BKTEM	407	3.1	
SCHE	Schwab Emrg Markets Equity	FTAG01	333	4.1	✓
GMM	SPDR S&P Emg Mkts	STBMEMU	151	1.8	
FRN	Guggenheim Frontier Mkts	BKNFR	126	1.8	
EEMS	iShares MSCI EM SC	MSLUEMRN	57	0.2	
AGEM	EGShares GEMS Composite	DJEEG	20	0.2	
EWEM	Rydex MSCI EM EW	M2EFEWGT	15	0.2	
DBEM	db-X MSCI EM Crncy-Hdg	M0EMHUSD	4	0.0	
EMER	IQ Emerging Mkts MC	IQMDEMGT	3	0.1	
EMVX	Global X Russell EM Value	RUREMCVT	2	0.0	
EMGX	Global X Russell EM Growth	RUREMCGT	2	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$8,974	$1,101.6	✓
FXI	iShares FTSE China 25	XIN0I	4,999	734.9	✓
EWY	iShares MSCI South Korea	MXKR	3,213	233.6	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,405	173.7	✓
RSX	Market Vectors Russia	DXRPUS	1,564	165.2	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	1,507	87.2	✓
EWW	iShares MSCI Mexico IMI	NDEUMXF	977	165.3	✓
EWM	iShares MSCI Malaysia	NDDUMAF	828	38.5	✓
BKF	iShares MSCI BRIC	NDUEBRIC	676	7.6	
GXC	SPDR S&P China	SCRTCN	600	8.4	✓
BRF	Market Vectors Brazil SC	MVBRFTR	576	12.9	✓
GMF	SPDR S&P EM Asia Pacific	STBMAEU	503	6.6	
EZA	iShares MSCI South Africa	NDEUSSA	485	20.2	✓
ECH	iShares MSCI Chile IMI	MIMUCHLN	466	18.2	✓
EEB	Guggenheim BRIC	BKBRIC	443	4.3	✓
TUR	iShares MSCI Turkey	MIMUTURN	433	16.2	
THD	iShares MSCI Thailand	MIMUTHAN	429	19.1	
IDX	Market Vectors Indonesia	MVINDOTR	404	16.9	
BIK	SPDR S&P BRIC 40	SPTRBRIC	366	3.3	
EPU	iShares MSCI All Peru	MXPECAPD	359	21.9	✓
PIN	PowerShares India	III	347	11.1	✓
PGJ	PwrShr Golden Dragon China	HXC	251	1.9	✓
EIDO	iShares MSCI Indonesia IMI	MXIDIM	238	8.7	
VNM	Market Vectors Vietnam	MVVNMTR	228	3.5	
INDY	iShares S&P India Nifty 50	BXTRNIFT	179	3.1	✓
HAO	Guggenheim China SC	ACNSC	145	4.8	✓
GXG	Global X FTSE Colombia 20	COLOM20	139	3.6	
GML	SPDR S&P EM Lat Am	SCRTLA	121	1.8	
EPOL	iShares MSCI Poland IMI	MXPL	120	6.5	
GAF	SPDR S&P EM Middle East	STBMMEU	104	0.9	
GUR	SPDR S&P Emerging Europe	STBMEECQ	102	5.2	✓
FNI	First Trust ISE Chindia	ICK	92	1.0	✓
ERUS	iShares MSCI Russia Capped	MXRU500I	83	2.1	
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	74	2.2	
AFK	Market Vectors-Africa	DJAFKT	73	0.7	
YAO	Guggenheim China All-Cap	ACNACTR	53	0.6	✓
EGPT	Market Vectors Egypt Index	MVEGPTTR	43	0.9	
MCHI	iShares MSCI China	NDEUCHF	43	0.3	
PLND	Market Vectors Poland	MVPLNDTR	42	1.4	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	42	0.5	
SCIF	Market Vectors India SC	MVSCIFTR	42	0.8	✓
RBL	SPDR S&P Russia	SPCQXRUP	41	2.7	
BICK	First Trust BICK	BIQ	40	1.9	
FCHI	iShares FTSE China HK List	CH80	33	0.3	
ESR	iShares MSCI EM East Eur	NDUEEMEE	23	1.6	
SCIN	EGShares India SC	ISCIN	23	0.4	
ASEA	Global X Asean 40	ASEAN40	21	0.3	
BRAZ	Global X Brazil MC	SOLBRAZ	20	0.2	
PEK	Market Vectors China	SHSZ300	19	0.2	
PMNA	PwrShr MENA Frontier Cntry	QMEA	19	0.1	
MES	Market Vectors Gulf States	DJMEST	18	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	15	0.2	
ECNS	iShares MSCI China SC	MSLUCHNN	15	0.2	
SKOR	IQ South Korea SC	IQSMKORT	11	0.5	
AND	Global X FTSE Andean 40	ANDEAN40	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INTERNATIONAL (continued)					
Emerging Markets – Regional (continued)					
DBBR	db-X MSCI Brazil Crncy-Hdg	M0BRHUSD	4	0.0	
ARGT	Global X FTSE Argentina 20	ARG20	3	0.1	
TWON	IQ Taiwan SC	IQSMTAIT	3	0.1	
RSXJ	Market Vectors Russia SC	MVRSXJTR	3	0.1	
COLX	Market Vectors Colombia	MVCOLXTR	2	0.0	
MEXS	Global X Mex SC	SOLMEXSM	1	0.0	
LEVERAGED – EQUITIES					
FAS	Direxion Daily Finan Bull 3X	RGUSFL	$1,634	$638.6	✓
SSO	ProShares Ultra S&P500	SPX	1,488	848.4	✓
TNA	Direxion Daily SC Bull 3X	RTY	1,150	916.2	✓
QLD	ProShares Ultra QQQ	NDX	675	405.9	✓
UYG	ProShares Ultra Financials	DJUSFN	654	120.1	✓
ERX	Direxion Daily Ener Bull 3X	RGUSEL	448	224.5	✓
UPRO	ProShares UltraPro SP500	SPX	360	173.9	✓
EDC	Direxion Daily EM Bull 3X	MXEF	308	89.0	✓
BGU	Direxion Daily LC Bull 3X	RIY	298	151.7	✓
URE	ProShares Ultra RealEstate	DJUSRE	291	38.3	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	276	64.0	✓
DDM	ProShares Ultra Dow30	INDU	275	94.5	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	195	51.8	✓
TYH	Direxion Daily Tech Bull 3X	RGUSTL	180	48.4	✓
TQQQ	ProShares UltraPro QQQ	NDX	171	54.6	✓
UWM	ProShares Ultra R2000	RTY	153	106.6	✓
SOXL	Direxion Semicond Bull 3X	SOX	101	21.2	✓
DRN	Direxion Daily RE Bull 3X	RMZ	97	37.6	✓
ROM	ProShares Ultra Technology	DJUSTC	84	4.0	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	78	12.7	✓
URTY	ProShares UltraPro R2000	RTY	70	22.1	✓
MVV	ProShares Ultra SP 400	MID	69	16.5	✓
RSU	Rydex 2X S&P 500	SPX	66	3.6	✓
UDOW	ProShares UltraPro Dow30	INDU	58	14.6	✓
MWJ	Direxion Daily MC Bull 3X	RMC	42	5.7	✓
USD	ProShares Ultra Semicond	DJUSSC	42	4.5	✓
RXL	ProShares Ultra HealthCare	DJUSHC	34	1.3	
SAA	ProShares Ultra S&P600	SML	30	1.5	✓
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	29	2.3	✓
YINN	Direxion Daily China 3X Bull	BKTCN	29	3.2	✓
UMDD	ProShares UltraPro Mid400	MID	29	4.9	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	28	1.6	
UXI	ProShares Ultra Industrial	DJUSIN	24	1.4	✓
DZK	Direxion Daily DM Bull 3X	MXEA	22	1.7	✓
XPP	ProShares Ultra FTSE China	XINOU	20	2.8	✓
EET	ProShares Ultra MSCI EM	MXEF	17	1.3	✓
UKK	ProShares Ultra R2000 Gro	RUO	15	1.1	
BIB	ProShr Ult Nasdaq Biotech	NBI	14	1.1	
UKF	ProShares Ultra R1000 Gro	RLG	13	0.3	
INDL	Direxion India Bull 2X	III	12	0.7	
RETL	Direxion Retail Bull 2X	RU15SRTL	11	0.1	
GASL	Direxion Nat Gas Bull 2X	FUM	11	1.6	✓
UKW	ProShares Ultra RussMCGro	RDG	11	0.5	
UVT	ProShares Ultra R2000 Val	RUJ	10	0.3	
UPW	ProShares Ultra Utilities	DJUSUT	10	0.2	
UGE	ProShares Ultra Cons Goods	DJUSNC	10	0.2	
UCC	ProShares Ultra Cons Svcs	DJUSCY	10	0.2	
UBR	ProShares Ultra MSCI Braz	MXBR	9	0.7	
UWC	ProShares Ultra R3000	RAY	6	0.1	
UVU	ProShares Ultra RussMCVal	RMV	6	0.2	
EFO	ProShares Ultra MSCI EAFE	MXEA	6	0.3	
UVG	ProShares Ultra R1000 Val	RLV	5	0.1	
RUSL	Direxion Russia Bull 3X	DXRPUS	4	0.5	
CURE	Direxion HlthCr Bull 3X	IXV	4	0.1	
COWL	Direxion Agribus Bull 3X	DXAG	4	0.5	
BRIL	Direxion BRIC Bull 2X	BKBRIC	4	0.2	
LTL	ProShares Ultra Telecomm	DJSTEL	3	0.1	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	2	0.1	
UPV	ProShr Ultra MSCI Europe	MXEU	2	0.1	
MATL	Direxion Basic Mat Bull 3X	IXB	2	0.3	
KRU	ProShares Ult KBW Reg Bank	KRX	1	0.2	
UMX	ProShr Ultra MSCI Mex IMI	MZMXI	1	0.0	

* Opt. denotes US listed options trading available on the underlying security.

5

EXCHANGE TRADED FUNDS (ETFs) EQUITIES

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
INVERSE – EQUITIES					
SH	ProShares Short S&P500	SPX	$3,236	$225.0	✓
SDS	ProShares UltraShort SP500	SPX	2,755	814.3	✓
FAZ	Direxion Daily Finan Bear 3X	RGUSFL	892	823.2	✓
QID	ProShares UltraShort QQQ	NDX	752	407.2	✓
RWM	ProShares Short R2000	RTY	691	63.5	✓
TZA	Direxion Daily SC Bear 3X	RTY	552	850.8	✓
TWM	ProShares UltSh R2000	RTY	510	266.9	✓
SPXU	ProShares UltPro Shrt SP500	SPX	482	183.3	✓
SKF	ProShares UltSh Financials	DJUSFN	427	146.6	✓
DXD	ProShares UltraShort Dow30	INDU	371	71.1	✓
EFZ	ProShares Short MSCI EAFE	MXEA	366	10.9	
EUM	ProShares Short MSCI EM	MXEF	365	6.0	
PSQ	ProShares Short QQQ	NDX	312	34.7	✓
DOG	ProShares Short Dow30	INDU	302	35.3	✓
FXP	ProShares UltSh FTSE China	FXTID	232	15.1	✓
SRS	ProShares UltSh Real Est	DJUSRE	230	30.6	✓
BGZ	Direxion Daily LC Bear 3X	RIY	199	137.5	✓
SEF	ProShares Short Financials	DJUSFN	173	7.3	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	137	56.6	✓
EEV	ProShares UltSh MSCI EM	MXEF	136	21.0	✓
EDZ	Direxion Daily EM Bear 3X	MXEF	125	51.2	✓
EPV	ProShares UltSh MSCI Eur	MXEU	117	10.4	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	103	44.7	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	94	26.8	✓
RSW	Rydex Inverse 2X S&P 500	SPX	70	4.2	✓
SRTY	ProShares UltraPro Shrt R2	RTY	67	18.8	✓
MZZ	ProShares UltraSh SP 400	MID	62	10.2	✓
SDOW	ProShares UltraPro Shrt D30	INDU	56	24.5	✓
ERY	Direxion Daily Ener Bear 3X	RGUSEL	56	60.5	✓
REK	ProShares Shrt Real Estate	DJUSRE	47	1.2	
DRV	Direxion Daily RE Bear 3X	RMZ	42	11.7	✓
SBB	ProShares Short S&P600	SML	41	1.7	
MYY	ProShares Short SP 400	MID	40	3.9	
KRS	ProShares Short KBW Reg Bk	KRX	37	1.0	
TYP	Direxion Daily Tech Bear 3X	RGUSTL	33	13.8	✓
MWN	Direxion Daily MC Bear 3X	RMC	28	1.8	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	28	2.1	✓
SOXS	Direxion Semicond Bear 3X	SOX	27	12.3	✓
SDD	ProShares UltraShort SP600	SML	26	2.0	
SKK	ProShares UltSh R2000 Gro	RUO	25	0.9	
SSG	ProShares UltSh Semicond	DJUSSC	18	3.4	✓
DPK	Direxion Daily DM Bear 3X	MXEA	18	3.2	✓
EWV	ProShares UltSh MSCI Japan	MXJP	17	1.9	✓
SMDD	ProShares UltraPro Shrt SP4	MID	17	3.2	✓
REW	ProShares UltSh Technology	DJUSTC	16	2.1	✓
SBM	ProShares Shrt Basic Mat	DJUSBM	16	0.6	
BZQ	ProShares UltSh MSCI Brazil	MXBR	16	2.0	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	15	0.7	
SIJ	ProShares UltSh Industrial	DJUSIN	14	0.8	✓
YXI	ProShares Shrt FTSE China	XINOU	13	0.5	
YANG	Direxion Daily China 3X Bear	BKTCN	13	1.1	✓
DDG	ProShares Short Oil & Gas	DJUSEN	12	0.9	
DUST	Direxion Gld Mnrs Bear 2X	GDM	10	5.7	✓
SJH	ProShares UltSh R2000 Val	RUJ	8	0.3	
RUSS	Direxion Russia Bear 3X	DXRPUS	8	0.3	
SZK	ProShares UltSh Cons Good	DJUSNC	6	0.1	
LHB	Direxion Daily LatAm 3X Bear	SPTRL40N	6	0.5	✓
MATS	Direxion Basic Mat Bear 3X	IXB	5	0.1	
COWS	Direxion Agribus Bear 3X	DXAG	5	0.1	
SFK	ProShares UltSh R1000 Gro	RLG	5	0.3	
SICK	Direxion HlthCr Bear 3X	IXV	5	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	4	0.0	
BIS	ProShr UltShrt Nsdq Biotech	NBI	4	0.1	
SDP	ProShares UltSh Utilities	DJUSUT	4	0.1	
BRIS	Direxion BRIC Bear 2X	BKBRIC	4	0.1	
RXD	ProShares UltSh HealthCare	DJUSHC	4	0.1	
INDZ	Direxion DIndia Bear 2X	III	4	0.3	
SDK	ProShares UltSh RussMCGr	RDG	3	0.1	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	3	0.0	
SMK	ProShares UltSh MSCI Mex	MZMXI	3	0.2	
TLL	ProShares UltSh Telecomm	DJSTEL	3	0.1	
SJF	ProShares UltSh R1000 Val	RLV	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
INVERSE – EQUITIES (continued)					
GASX	Direxion Nat Gas Bear 2X	FUM	3	0.2	✓
TWQ	ProShares UltraShort R3000	RAY	3	0.1	
SJL	ProShares UltSh RussMCVa	RMV	3	0.1	
RETS	Direxion Retail Bear 2X	RU1SSRTL	2	0.1	
DIVIDEND					
Domestic					
VIG	Vanguard Div Appreciation	DVG	$7,158	$62.1	✓
DVY	iShares DJ Select Dividend	DJDVY	7,040	62.5	✓
SDY	SPDR S&P Dividend	SPHYDA	5,998	46.5	✓
VYM	Vanguard High Div Yield	FTYLD	1,684	12.0	✓
DLN	WisdomTree LC Div	WTLDITR	720	6.2	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	611	6.2	✓
HDV	iShares High Div Equity	MDYFT	406	5.1	
CVY	Guggenheim Multi-Asset	ZAXYH	404	4.3	
FVD	First Trust Value Line Div	VLFVD	292	1.8	
DHS	WisdomTree Equity Income	WTHYE	257	2.8	
FDL	First Trust Mrngstr Div	MDL	239	2.3	
DON	WisdomTree MC Div	WTMDITR	224	1.9	
DES	WisdomTree SC Div	WTSDITR	209	1.5	
PFM	PowerShares Div Achievers	DAAX	205	1.2	
PEY	PowerShares HY Equity Div	DAY	198	1.3	
DTD	WisdomTree Total Dividend	WTDITR	168	1.0	
LVL	Guggenheim S&P Glb Div	SPGTGDO	39	0.5	
International					
DEM	WisdomTree EM Equity	WTEMHYTR	$1,615	$21.2	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	692	7.9	
IDV	iShares DJ EPAC Select Div	DJEPCSDT	551	6.9	
DWX	SPDR S&P Intl Dividend	SPGTDOU	485	7.4	
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	478	7.0	✓
PID	PowerShares Internat Div	DAT	475	2.3	
DWM	WisdomTree DEFA	WTIDFATR	364	1.5	
DLS	WisdomTree Intl SC Div	WTIDSCTR	362	1.7	
DOO	WisdomTree Intl Div	WTIDXFTR	213	3.3	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	204	2.7	✓
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	129	0.9	
DIM	WisdomTree Intl MC Div	WTIDMCTR	120	0.5	
DOL	WisdomTree Intl LC Div	WTIDLCTR	119	1.1	
FGD	First Trust DJ Glb Sel Div	DJGSD	96	1.6	
HGI	Guggenheim Internat Multi	ZAXIH	80	0.4	
DEW	WisdomTree Global Equity	WTGDHYTR	67	0.5	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	65	0.7	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	55	1.0	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	51	0.6	
AUSE	WisdomTree Australia Div	WTIDAUST	48	0.6	
SDIV	Global X SuperDividend	SOLSDIV	28	1.6	
DFE	WisdomTree Europe SC Div	WTIDESTR	21	0.3	
HEDJ	WisdomTree Intl Hedge Eqty	WTIDFTRH	18	0.1	
GULF	WisdomTree Middle East Div	WTEMMETR	17	0.1	
FDD	First Trust STOXX EUSelDiv	SD3L	9	0.1	
ABCS	Guggenheim ABC High Div	BKABCT	5	0.1	

* Opt. denotes US listed options trading available on the underlying security.

6 ETF & ETN Guide Q4 2011

EXCHANGE TRADED FUNDS (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
FIXED INCOME					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$14,818	$131.7	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	8,319	154.5	✓
CSJ	iShares BC 1-3 Year Credit	LD01TRUU	8,286	49.2	✓
JNK	SPDR BC High Yield Bond	LHVLTRUU	6,780	151.0	✓
CIU	iShares BC Interm Credit	LUICTRUU	4,031	23.9	
VCSH	Vanguard ST Corporate	na	2,020	15.7	
CFT	iShares BC Credit Bond	LUCRTRUU	869	5.4	
VCIT	Vanguard Interm Corporate	na	777	7.2	
PHB	PowerShares Fund HY Corp	RAFIHY	522	6.8	✓
SCPB	SPDR BC Short Term Corp	LF99TRUU	381	3.0	
VCLT	Vanguard LT Corporate	na	317	3.1	
CLY	iShares 10+Yr Credit	B9A0	249	2.8	
ITR	SPDR BC Interm Credit	LUICTRUU	194	1.1	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	99	0.6	
BSCC	Guggenheim BulletShr '12 Bd	BSCBC	92	0.5	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	78	0.5	
CORP	PIMCO Invest Grade Corp Bd	C0A0	74	0.4	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	59	0.4	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	53	0.4	
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	51	1.3	
BSJC	Guggenheim BulltShr '12 HY	BSJKC	49	0.5	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	48	0.4	
LWC	SPDR BC LT Credit	LULCTRUU	46	0.4	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	38	0.5	
BSCB	Guggenheim BulletShr '11 Bd	BSCBB	34	0.1	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	29	0.3	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	24	0.3	
CBND	SPDR BC Issuer Scored CB	ISCUTRUU	12	0.0	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	4	0.3	
US Government					
TIP	iShares BC TIPS	LBUTTRUU	$21,056	$120.3	✓
SHY	iShares BC 1-3 Year Treas	LT01TRUU	9,725	120.0	✓
IEF	iShares BC 7-10 Year Treas	LT09TRUU	4,267	128.0	✓
SHV	iShares BC Short Treasury	LT12TRUU	3,936	51.9	
BIL	SPDR BC 1-3 Month T-Bill	LD12TRUU	3,388	68.3	
TLT	iShares BC 20+ Year Treas	LT11TRUU	3,265	1,203.1	✓
IEI	iShares BC 3-7 Year Treas	LT13TRUU	2,414	24.6	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,194	8.1	
IPE	SPDR Barclays Capital TIPS	BCIT1T	504	3.7	
TLH	iShares BC 10-20 Yr Treas	LT10TRUU	397	5.7	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	340	4.1	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	279	1.4	
SCHP	Schwab US TIPs	na	241	2.4	✓
STIP	iShares BC 0-5 Yr TIPS Bnd	LTP5TRUU	223	2.5	
ITE	SPDR BC Interm Treasury	LT08TRUU	220	1.1	
SCHO	Schwab Short-Term US Treas	na	202	4.1	✓
EDV	Vanguard Extend Dur Treas	na	162	3.3	
VGSH	Vanguard ST Govt	na	162	1.7	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	118	0.7	
TDTF	FlxShr 5Y Tgt Dur TIPS	na	103	10.3	
SCHR	Schwab Inter-Term US Treas	na	101	1.6	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	na	93	9.4	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	92	4.0	
VGIT	Vanguard Interm Govt	na	72	0.8	
TIPZ	PIMCO Broad US TIPS	G0QI	59	0.6	
TLO	SPDR BC Long-Term Treas	LUTLTRUU	49	0.8	
VGLT	Vanguard LT Govt	na	45	0.9	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	22	0.1	
TRSY	PIMCO Broad US Treasury	G0QL	19	0.0	
TENZ	PIMCO 7-15 Year US Treas	G8OC	9	0.2	
Aggregate & Other					
AGG	iShares BC Aggregate Bond	LBUSTRUU	$13,430	$105.6	✓
BND	Vanguard Total Bond Market	LBUSTRUU	12,047	92.5	✓
BSV	Vanguard Short-Term Bond	LD04TRUU	7,508	49.2	
MBB	iShares BC MBS	LD10TRUU	3,504	23.6	✓
BIV	Vanguard Interm Bond	LD03TRUU	2,460	13.8	✓
BAB	PowerShares Build America	BABS	688	5.5	
CWB	SPDR BC Convertible Bond	na	686	10.8	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
FIXED INCOME (continued)					
Aggregate & Other (continued)					
GVI	iShares BC Interm Gov/Cred	LF97TRUU	620	3.6	
BLV	Vanguard Long-Term Bond	LGCSTRUU	477	4.2	
ALD	WisdomTree Asia Local Debt	na	406	9.5	✓
AGZ	iShares BC Agency Bond	LUAASIUU	372	2.3	
LAG	SPDR BC Aggregate Bond	LBUSTRUU	279	2.5	
BKLN	PwrShr Senior Loan Portfol	SPBDLLB	153	3.3	
GBF	iShares BC Governt/Credit	LUGCTRUU	113	0.5	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	102	1.7	
VMBS	Vanguard MBS	na	83	0.6	
FLOT	iShares Floating Rate Note	BFUSTRUU	69	1.5	
MBG	SPDR BC MBS	LUMSTRUU	36	0.5	
BABS	SPDR Nuveen BC Build Amer	LBABTRUU	35	0.5	
GLJ	iShares 10+Yr Govt/Credit	B9A0	24	0.2	
GSY	Guggenheim Enh UltraSh	LD12TRUU	15	0.1	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	9	0.2	
CVRT	PowerShare Convert Sec	VXA0R	8	0.1	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	6	0.0	
CMTB	Columbia Core Bond Strat	na	5	0.0	
RRF	WisdomTree Glb Real Return	na	5	0.1	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$2,998	$38.6	✓
BWX	SPDR BC Internat Treas	LTXIUTRUU	1,467	11.8	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,263	11.5	
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	1,203	12.9	✓
ELD	WisdomTree EM Local Debt	na	1,079	18.9	
EMLC	Market Vectors EM Local Curr	GBIEMCOR	509	5.5	
IGOV	iShares SP/Citi Intl Treas	SPBDXIUTR	280	2.0	
BWZ	SPDR BC ST Intl Treasury	LGT3TRUU	243	1.7	
ISHG	iShares SP/Citi 1-3 Intl Tre	SPBDXIU3T	161	2.7	
PICB	PwrShr Intl Corp Bond	SPBDICBT	74	0.9	
IBND	SPDR BC Intl Corp Bond	BG18TRUU	52	1.1	
ITIP	iShares Intl Inflation-Link	WXDI	42	0.3	
EBND	SPDR BC EM Local Bond	BLCDTRUU	38	0.5	
GTIP	iShares Glb Inflation-Link	W0DI	15	0.3	
BONO	Mkt Vect LatAm Agg Bond	LATS	7	0.1	
RMB	Guggenheim Yuan Bond	ACNRMBTR	5	0.0	
DSUM	PwrShrs Yuan Dim Sum Bd	SBDSBIL	4	0.1	
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$2,260	$14.3	✓
SHM	SPDR Nuveen BC ShrtTrm Muni	LMM1TR	1,364	7.4	
TFI	SPDR Nuveen BC Muni Bond	LMMITR	881	5.0	✓
PZA	PwrShrs Insured Natl Muni	UPCM	528	3.1	✓
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	435	2.2	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	424	3.2	
ITM	Market Vectors Interm Muni	LMT2TR	273	1.6	
HYD	Market Vectors HY Muni	LMEHTR	270	2.3	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	185	0.9	
SMB	Market Vectors Short Muni	LMT1TR	106	0.6	
MUNI	PIMCO Intermediate Muni	na	102	0.5	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	91	0.9	
CXA	SPDR Nuveen BC Calif Muni	LMM2TR	73	0.3	
MLN	Market Vectors Long Muni	LMT3TR	56	0.5	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	42	0.3	
PWZ	PwrShrs Insured CA Muni	UPCC	37	0.2	
PZT	PwrShrs Insured NY Muni	UPNY	37	0.1	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	35	0.2	
PRB	Market Vectors Pre-Ref Muni	LMPETR	35	0.1	
MUAA	iShares 2012 S&P AMT-Free	SPMUS12T	32	0.1	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	32	0.2	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	31	0.2	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	29	0.1	
INY	SPDR Nuveen BC NY Muni	LMM3TR	25	0.1	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	23	0.1	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	12	0.1	
CMMB	Columbia Interm Muni Bond	na	5	0.0	

*Opt. denotes US listed options trading available on the underlying security.

FICC

7

EXCHANGE TRADED FUNDS (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
GLD	SPDR Gold Shares	GOLDLNPM	$64,741	$3,245.8	✓
SLV	iShares Silver Trust	SLVRLN	9,786	2,096.6	✓
IAU	iShares Gold Trust	GOLDS	8,626	154.4	✓
DBC	PowerShares DB Commodity	DBLCIX	5,269	84.5	✓
DBA	PowerShares DB Agriculture	DBAGIX	2,508	72.4	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,673	42.8	✓
UNG	United States Natural Gas	NGUSHHUB	1,302	129.8	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,243	14.8	✓
USO	United States Oil	USCRWTIC	1,190	503.3	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	632	14.5	
GCC	GreenHaven Commodity	CCITR	601	7.2	✓
SIVR	ETFS Physical Silver	SLVRLN	587	32.8	✓
DBO	PowerShares DB Oil	DBOLIX	539	14.2	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	503	12.6	✓
DBB	PowerShares DB Base Met	DBBMIX	420	6.4	✓
DGL	PowerShares DB Gold	DGLDIX	412	5.7	✓
PALL	ETFS Physical Palladium	PLDMLNPM	403	14.9	
USCI	US Commodity Index	SDCITR	392	6.4	
GLTR	ETFS Physical Prec Metal	na	238	5.7	
USL	United States 12 Month Oil	CLA	170	3.1	✓
DBS	PowerShares DB Silver	DBSLIX	159	11.4	✓
DBE	PowerShares DB Energy	DBENIX	135	3.8	✓
CORN	Teucrium Corn Fund	TCORN	103	7.9	✓
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	91	1.5	✓
UGA	United States Gasoline	XBA	88	6.4	✓
AGOL	ETFS Asian Gold Trust	na	74	0.6	
WITE	ETFS White Metals Basket	na	47	1.6	
BNO	United States Brent Oil Fd	na	42	6.3	✓
UNL	US 12 Month Natl Gas	na	27	0.5	✓
UHN	United States Heating Oil	HOA	6	0.2	
CRUD	Teucrium Crude Oil Fund	na	5	0.1	✓
CANE	Teucrium Sugar	TCANE	2	0.0	
WEAT	Teucrium Wheat	TWEAT	2	0.0	
SOYB	Teucrium Soybean	TSOYB	2	0.0	
NAGS	Teucrium Natural Gas Fund	TNAGS	2	0.0	
CURRENCIES					
UUP	PowerShares DB USD Bull	USDUPX	$1,788	$115.4	✓
FXA	CurrencyShares AUD	AUD	749	33.7	✓
FXC	CurrencyShares CAD	CAD	626	39.4	✓
FXY	CurrencyShares JPY	JPY	623	30.1	✓
FXF	CurrencyShares CHF	CHF	589	57.0	✓
CYB	WisdomTree Dreyfus CNY	CNY	520	8.5	✓
CEW	WisdomTree EM Curr	na	383	7.3	✓
FXE	CurrencyShares Euro	EUR	346	267.3	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	287	5.5	✓
BZF	WisdomTree Dreyfus BRL	BRL	146	8.1	✓
UDN	PowerShares DB USD Bear	USDDNX	125	6.9	✓
FXS	CurrencyShares SEK	SEK	109	3.7	✓
FXB	CurrencyShares GBP	GBP	107	8.1	✓
CCX	WisdTree Dreyfus Comm Curr	na	60	2.3	
BNZ	WisdomTree Dreyfus NZD	NZD	33	1.4	✓
ICN	WisdomTree Dreyfus INR	INR	23	0.4	✓
FXM	CurrencyShares MXP	MXP	22	0.7	✓
JYF	WisdomTree Dreyfus JPY	JPY	14	0.2	✓
SZR	WisdomTree Dreyfus ZAR	ZAR	8	0.2	
FXRU	CurrencyShares RUB	RUB	6	0.1	
EU	WisdomTree Dreyfus EUR	EUR	5	0.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LEVERAGED – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$700	$478.3	✓
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	406	112.7	✓
UGL	ProShares Ultra Gold	GOLDLNPM	382	45.9	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	152	2.3	
TMF	Direxion 20Y+ Treas Bull 3X	AXTWEN	33	12.3	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	20	3.3	✓
UCD	ProShares Ult DJ-UBSComm	DJUBS	12	0.3	
TYD	Direxion 7-10Y Tres Bull 3X	AXSVTN	12	2.0	✓
LBND	PwrShrs DB 3X Lng 25+ Trea	DBBNDL	9	0.1	
ULE	ProShares Ultra Euro	EUR	8	0.5	✓
YCL	ProShares Ultra Yen	JPY	6	0.3	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	2	0.2	
UJB	ProShares Ult High Yield	IBOXHY	2	0.1	
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	0	0.2	
INVERSE – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,604	$367.9	✓
EUO	ProShares UltraSh Euro	EUR	904	57.5	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	781	25.9	✓
ZSL	ProShares UltSh Silver	SLVRLN	500	247.6	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	406	6.6	✓
TMV	Direxion 20Y+ Treas Bear 3X	AXTWEN	274	34.5	✓
YCS	ProShares UltraSh Yen	JPY	269	11.4	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	174	23.6	✓
SJB	ProShares Short High Yield	IBOXHY	73	2.6	✓
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	71	85.5	✓
TYO	Direxion 7-10Y Tres Bear 3X	AXSVTN	64	1.4	✓
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	43	0.5	
SBND	PwrShr DB 3X Shrt 25+ Treas	DBBNDS	22	0.7	
TBX	ProShares Short 7-10 Treas	LT09TRUU	19	0.4	
DNO	United States Short Oil	na	18	1.1	✓
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	12	2.7	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	4	0.1	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	3	0.1	
TPS	ProShares UltraShort TIPS	LBUTTRUU	3	0.1	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	3	0.1	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	2	0.1	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	0	0.6	

*Opt. denotes US listed options trading available on the underlying security.

8 | ETF & ETN Guide Q4 2011

EXCHANGE TRADED FUNDS (ETFs) SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
ACTIVE					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$1,559	$18.5	
WDTI	WisdomTree Mng'd Fut Strat	na	238	3.1	
GTAA	Cambria Global Tactical	na	166	1.3	
ALT	iShares Diversified Alt	na	132	1.1	
HDGE	The Active Bear	na	125	3.6	✓
HYLD	Peritus High Yield	na	58	0.8	
SMMU	PIMCO Short Term Muni Bon	na	33	0.2	
PAO	PwrShrs Rvrfrnt Tact Bal Gr	RTBGA	22	0.2	
BABZ	PIMCO Build Amer Bd Strat	LBABTRUU	20	0.4	
PCA	PwrShrs Rvrfrnt Tact Gr&Inc	RTGIA	19	0.1	
PSR	PwrShrs Active US RE	FNER	17	0.4	
AADR	WCM/BNY Mellon Focs Gro ADR	na	8	0.1	
RWG	Columbia LC Gro Eqy Strat	na	8	0.1	
PTO	PwrShrs Ibbotson Alt Compl	RTGIA	8	0.0	
PLK	PwrShrs Active Low Durat	na	8	0.1	
ONEF	Russell Equity	na	6	0.1	
PMA	PwrShrs Active Mega-Cap	na	5	0.1	
GRV	Mars Hill Glb Relative Val	MXWO	4	0.2	
GVT	Columbia Concentratd LCVal	RIY	3	0.0	
RPX	Columbia Growth Eqy Strat	na	1	0.0	
FUNDAMENTAL					
PRF	PowerShares FR US 1000	FR10	$1,016	$5.0	
EPI	WisdomTree India Earnings	WTIND	857	67.6	✓
PXH	PwrShrs FTSE RAFI EM	FREM	391	3.4	
PRFZ	PowerShares FR US 1500	FR15US	302	2.6	
PXF	PowerShares FR DM ex US	FRX1X	220	2.9	
RWL	RevenueShares Large Cap	na	149	1.2	✓
EES	WisdomTree SC Earnings	WTSEITR	106	0.9	
RWK	RevenueShares Mid Cap	na	105	1.2	
EZM	WisdomTree MC Earnings	WTMEITR	102	1.0	
RWJ	RevenueShares SC	na	91	1.0	
PXMG	PowerShares Fundam MC Gro	ILJ	85	0.5	
PDN	PwrShr FR DM x US SmMid	FRSDXUS	61	0.4	
PAF	PwrShrs FR Asia Pac x JP	FRDAPXJ	59	0.5	
EPS	WisdomTree Earnings 500	WTEPSTR	55	0.2	
PXSV	PowerShares Fundam SC Val	ILZ	50	0.3	
RTR	RevenueShares ADR	SPADR	43	0.4	
EXT	WisdomTree Total Earnings	WTEI	43	0.4	
PXSG	PowerShares Fundam SC Gro	ILK	34	2.0	✓
PXMV	PowerShares Fundam MC Val	ILP	28	0.2	
EZY	WisdomTree LC Value	WTEILVTR	27	0.1	
PXLC	PowerShares Fundam LC	IEB	21	0.2	
PXMC	PowerShares Fundam MC	IEK	19	0.1	
ROI	WisdomTree LC Growth	WTLGITR	16	0.2	
PXSC	PowerShares Fundam SC	IEY	14	0.1	
EQIN	Russell Equity Income	RU1EQITR	12	0.2	
SCTR	Russell SC Contrarian	RU2CNTTR	11	0.0	
PXLV	PowerShares Fundam Lrg Val	na	8	0.3	
CONG	Russell Consistent Gro	RU1COGTR	8	0.3	
LWPE	Russell Low P/E	RU1LPETR	8	0.1	
SCLP	Russell SC Low P/E	RU2LPETR	5	0.0	
SCOG	Russell SC Consistent Gro	RU2COGTR	5	0.0	
SCGG	Russell SC Aggressive Gro	RU2AGGTR	5	0.0	
GRPC	Russell GARP	RU1GRPTR	4	0.2	
AGRG	Russell Aggressive Gro	RU1AGGTR	4	0.0	
CNTR	Russell Contrarian	RU1CNTTR	4	0.0	
PXLG	PowerShares Fundam Lrg Gro	na	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
LIFE CYCLE & ALLOCATION					
AOM	iShares S&P Moderate Alloc	SPTGMUT	$97	$0.8	
AOR	iShares S&P Growth Alloc	SPTGGUT	96	0.8	
AOA	iShares S&P Aggress Alloc	SPTGAUT	72	0.6	
AOK	iShares S&P Cons Alloc	SPTGCUT	69	0.7	
TDH	db-X 2020 Target Date	TDAXTW	34	0.1	
TDN	db-X 2030 Target Date	TDAXTH	31	0.1	
TDV	db-X 2040 Target Date	TDAXFO	28	0.1	
TZG	iShares S&P Target 2020	SPTGT20T	20	0.2	
TZI	iShares S&P Target 2025	SPTGT25T	16	0.2	
TDX	db-X In-Target Date	TDAXIT	15	0.0	
TDD	db-X 2010 Target Date	TDAXTN	14	0.0	
TZE	iShares S&P Target 2015	SPTGT15T	14	0.2	
TZL	iShares S&P Target 2030	SPTGT30T	14	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	13	0.1	
TZD	iShares S&P Target 2010	SPTGT10T	10	0.2	
TGR	iShares S&P Target Retir	SPTGRIT	9	0.1	
TZO	iShares S&P Target 2035	SPTGT35T	8	0.0	
TZW	iShares S&P Targ Date 2045	SPTGT45T	3	0.0	
TZY	iShares S&P Targ Date 2050	SPTGT50T	3	0.0	
LONG/SHORT					
CSM	ProShares CS 130/30	CS13030	$102	$1.3	✓
FSG	FctrShr 2X Gld Bll/SP5 Br	SPGDESTR	22	3.0	✓
RALS	ProShares RAFI Long/Short	RAFILS	15	0.3	
BTAL	QuantShr US MktNeu AntiBeta	DJTMNAB	6	0.2	
SIZ	QuantShr US MktNeu Size	DJTMNSS	6	0.1	
NOMO	QuantShr US MktNeu AntiMom	DJTMNAM	5	0.1	
QLT	QuantShr US MktNeu Quality	DJTMNQU	5	0.1	
CHEP	QuantShr US MktNeu Value	DJTMNSV	5	0.1	
MOM	QuantShr US MktNeu Moment	DJTMNMO	5	0.1	
BTAH	QuantShr US MktNeu Beta	DJTMNBE	5	0.1	
FSA	FctrShr 2X TBnd Bll/SP5 Br	na	4	0.1	✓
FOL	FctrShr 2X Oil Bll/SP5 Br	SPCOESTR	2	0.4	✓
FSU	FctrShr 2X SP5 Bll/USD Br	SPNUSDTR	2	0.1	✓
FSE	FctrShr 2X SP5 Bll/TBnd Br	SPUSERPT	1	0.0	✓

SPECIALTY

*Opt. denotes US listed options trading available on the underlying security.

9

EXCHANGE TRADED FUNDS (ETFs) SPECIALTY

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
QUANTITATIVE					
PDP	PwrShrs Technical Leaders	na	$374	$6.8	✓
SPLV	PwrShrs S&P 500 Low Vol	SP5LVI	352	5.9	
PWV	PowerShares Dyn LC Val	ILW	352	2.1	
FEX	First Trust LC AlphaDEX	DEFILCCI	220	3.4	
FNX	First Trust MC AlphaDEX	DEFIMCCI	209	4.5	
PWB	PowerShares Dyn LC Gro	ILH	158	0.8	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	155	1.6	
PIE	PwrShrs EM Technical Lead	DWATRDM	150	5.2	✓
QAI	IQ Hedge Multi-Strategy	IQHGMST	145	1.0	
NFO	Guggenheim Insider Sent	SBRIN	133	2.9	
PWC	PowerShares Dyn Market	DYI	130	0.5	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	115	0.9	
PIV	PowerShares SP500 High Qual	SPXQRUT	107	0.9	
FYX	First Trust SC AlphaDEX	DEFISCCI	98	1.4	
GRES	IQ Global Resources	IQGREST	64	0.5	
RYJ	Guggenheim RJ SB-1 Equity	RJSBI	61	0.7	
PIZ	PwrShrs DM Tech Lead	DWATRDM	56	2.2	
FVL	First Trust Value Line 100	VLFVL	52	0.9	
PKW	PowerShares Buyback	DRBX	43	0.4	
FAB	First Trust MultiCap Value	DEFIMCVI	35	0.6	
FAD	First Trust MultiCap Gro	DEFIMCGI	34	0.6	
FDV	First Trust Strat Valu	CSVUS	32	0.2	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	29	0.2	
DEF	Guggenheim Defensive	SBRDE	27	0.2	
LVOL	Russell 1000 Low Vol	RU1LVOLT	22	0.3	
PFA	PwrShrs Dyn DM Intl Opport	QSGDEV	19	0.2	
CZA	Guggenheim MC Core	ZAXMC	18	0.3	
PIQ	PwrShrs Dyn MagniQuant	DYH	17	0.0	
DENT	Dent Tactical	na	15	0.1	
HBTA	Russell 1000 High Beta	RU1HBTAT	15	0.1	
HDG	ProShares Hedge Replicate	MLEIFCTX	15	0.3	
FWDB	Madrona Global Bond	na	15	0.3	
PYH	PwrShrs MStar StkInvst Core	VLINRX	14	0.0	
HILO	EGShrs EM Hi Inc Low Beta	IHILOT	14	0.8	
SHVY	Russell 2000 High Vol	RU2HVOLT	14	0.1	
FWDD	Madrona Domestic	na	13	0.3	
XRO	Guggenheim Sect Rotat	ZAXSR	12	0.1	
RWV	RevShrs Navellier A-100	na	12	0.2	
FWDI	Madrona International	na	12	0.2	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	9	0.4	
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	8	0.2	
HMTM	Russell 1000 High Momentum	RU1HMTMT	8	0.1	
SHMO	Russell 2000 High Momentum	RU2HMTMT	8	0.0	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	7	0.4	
FBZ	Frst Trst Brazil AlphaDEX	DEFIBZCI	6	0.1	
FVI	First Trust VL Eqty Alloc	VLFVI	6	0.1	
SPHB	PwrShrs S&P 500 High Beta	SP5HBI	6	0.9	
LBTA	Russell 1000 Low Beta	RU1LBTAT	4	0.0	
SLBT	Russell 2000 Low Beta	RU2LBTAT	4	0.0	
SLVY	Russell 2000 Low Vol	RU2LVOLT	4	0.0	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	4	0.2	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	4	0.2	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	4	0.0	
HVOL	Russell 1000 High Vol	RU1HVOLT	4	0.0	
SHBT	Russell 2000 High Beta	RU2HBTAT	3	0.0	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	3	0.2	
MATH	Meidell Tactical Advantage	na	2	0.0	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	2	0.1	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	2	0.1	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	2	0.0	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	2	0.0	
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	2	0.0	
FCA	Frst Trst China AlphaDEX	DEFICHCI	2	0.0	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
OTHER					
PFF	iShares S&P US Preferred	SPPREF	$6,746	$66.8	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,393	10.5	✓
AMLP	Alerian MLP	AMZI	1,371	12.7	✓
PGX	PowerShares Preferred	P0P2	1,321	6.6	
PSP	PwrShr Listed Private Eqty	GLPEXU	291	3.4	✓
PCEF	PowerShares CEF Income	CEFX	228	2.3	✓
KLD	iShares MSCI USA EGS Sel So	TFSSIU	151	0.5	
DSI	iShares MSCI KLD 400 Social	TKLD400U	135	0.4	
PSK	SPDR Wells Fargo Preferred	WAGG	110	0.8	
PBP	PwrShrs S&P 500 BuyWrite	BXM	90	0.6	
EQL	ALPS Equal Sector Weight	na	53	0.6	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	38	27.7	✓
PWO	PowerShares Dyn OTC	DYO	28	0.1	
MNA	IQ Merger Arbitrage	IQMNAT	20	0.2	
CPI	IQ Real Return	IQHGCPIT	17	0.1	
CSD	Guggenheim Spin-Off	CLRSO	17	0.1	
FPX	First Trust US IPO	IPXO	15	0.3	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	13	3.0	✓
OTR	Guggenheim OceanTomo Gro	OTPATG	12	0.2	
OTP	Guggenheim OceanTomoPatent	OTPAT	9	0.1	
CNPF	Global X Canada Pref	SOLPRECA	7	0.2	
NASI	Pax MSCI N Amer ESG	NASI	5	0.0	
XMPT	Market Vectors CEF Muni	CEFMX	4	0.1	
EAPS	Pax MSCI EAFE ESG	TFAPESU	2	0.0	
TTFS	TrimTabs Float Shrink	na	0	336.1	

*Opt. denotes US listed options trading available on the underlying security.

10 | ETF & ETN Guide Q4 2011

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
COMMODITIES					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$2,449	$19.4	✓
RJI	Elements Rogers Commod	ROGRTR	684	6.2	✓
UCI	E-Tracs CMCI Commodity	CMCITR	126	0.8	
GSP	iPath GSCI Total Return	SPGSCITR	96	1.0	
GSC	GS Connect S&P GSCI Enh	SPGSESTR	66	0.7	
LSC	Elements S&PComdtyTrends	SPTICTR	37	0.3	
DJCI	E-Tracs DJ/UBS Commodity	DJUBSTR	22	0.1	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	9	0.1	
DPU	PwrShrs DB Commod Lg	DBLCIX	6	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	5	0.0	
Specific					
RJA	Elements Rogers Agricult	ROGRAGTR	$488	$7.8	✓
OIL	iPath Goldman Sachs Oil	SPGSCLTR	437	21.2	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	223	10.2	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	156	4.9	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	117	13.7	✓
JJP	iPath DJ UBS Precious Met	DJUBPRTR	113	3.7	
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	82	1.1	✓
COW	iPath DJ UBS Livestock	DJUBLITR	81	2.4	✓
RJN	Elements Rogers Energy	ROGRENTR	69	0.9	✓
BAL	iPath DJ UBS Cotton	DJUBCTTR	68	8.7	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	68	5.3	✓
RJZ	Elements Rogers Metals	ROGRIMTR	57	0.9	
FUD	E-Tracs CMCI Food	CMFOTR	44	0.3	
PGM	iPath DJ UBS Platinum	DJUBPLTR	42	0.5	
JJS	iPath DJ UBS Softs	DJUBSOTR	35	2.7	✓
JJM	iPath DJ UBS Industrial	DJUBINTR	35	1.0	
PTM	E-Tracs UBS Long Platinum	CTPLTR	34	0.5	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	28	4.8	
GRU	Elements MLCX Grains	MLCXGRTR	20	0.7	✓
JJE	iPath DJ UBS Energy	DJUBENTR	18	0.2	
NIB	iPath DJ UBS Cocoa	DJUBCCTR	15	1.1	
UAG	E-Tracs CMCI Agriculture	CMAGTR	14	0.2	
AGF	PowerShares DB Agr Long	DBLCYEAG	13	0.2	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	13	0.3	
JJT	iPath DJ UBS Tin	DJUBSNTR	12	2.8	
OLO	PowerShares DB Oil Long	DBOLIX	11	0.4	
GASZ	ETRACS Nat Gas Fut Contango	GYY	11	0.0	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.1	
JJN	iPath DJ UBS Nickel	DJUBNITR	9	0.2	
FUE	Elements MLCX Biofuels	MLCXBXTR	9	0.3	
UBG	E-Tracs CMCI Gold	CTGCTR	8	0.1	
WEET	iPath Pure Beta Grains	BCC1GRPT	7	0.1	
USV	E-Tracs CMCI Silver	CTSITR	7	0.2	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	7	0.2	
LD	iPath DJ UBS Lead	DJUBPBTR	6	1.4	
GRWN	iPath Pure Beta Softs	BCC1SFPT	6	0.1	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	6	0.1	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	6	0.1	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	6	0.1	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	6	0.1	
UBM	E-Tracs CMCI Ind Metals	CMIMTR	5	0.0	
UBC	E-Tracs CMCI Livestock	CMLVTR	5	0.0	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	5	0.1	
LEDD	iPath Pure Beta Lead	BCC2LLPT	5	0.1	
JJU	iPath DJ UBS Aluminum	DJUBALTR	5	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	4	0.1	
ONG	iPath Pure Beta Energy	BCC1ENPT	4	0.1	
CUPM	iPath Pure Beta Copper	BCC2LPPT	4	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	4	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	4	0.1	
NINI	iPath Pure Beta Nickel	BCC2LNPT	4	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	4	0.0	
UBN	E-Tracs CMCI Energy	CMENTR	3	0.0	
GRN	iPath Global Carbon	BXIIGCUT	2	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
CURRENCIES					
CNY	Market Vectors Renminbi	SPCBCNY	$65	$0.7	
ICI	iPath Optimized Curr Carry	BXIICIUS	42	0.5	
JYN	iPath JPY/USD	JPY	27	0.6	
AYT	Barclays GEMS Asia-8	BXIIGMA8	18	0.3	
ERO	iPath EUR/USD	EUR	7	0.3	
INR	Market Vectors-Rupee/USD	SPCBINR	5	0.1	
PGD	Barclays Asian & Gulf Curr	BXIIGEMP	4	0.0	
JEM	Barclays GEMS	BXIIGEM1	4	0.0	
GBB	iPath GBP/USD	GBP	2	0.1	
LEVERAGED/INVERSE					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$577	$68.3	
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	311	69.3	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	155	15.9	
TVIX	VelocityShares 2X VIX ShTrm	SPVXSP	115	98.3	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	101	2.3	
MLPL	ETRACS UBS 2X Lng MLP	AMZI	71	2.6	
DTO	PowerShares DB Oil Dbl Sh	DBRCL	61	33.3	
DGZ	PowerShares DB Gold Short	DGLDIX	59	3.8	
DAG	PowerShares DB Agr Dbl Lg	DBLCYEAG	49	4.1	
XVIX	UBS E-TRACS Long-Short VIX	SPVXTSER	44	0.5	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	44	2.1	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	32	0.1	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	29	0.1	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	27	0.8	
CSMB	CS Merger Arb Liquid 2X	CSLABMN	23	0.2	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSTR	22	6.4	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	20	1.7	
SZO	PowerShares DB Oil Short	DBRCL	20	0.7	
SFSA	iPath SX SP&500 TR	SPTR	19	1.5	
TVIZ	VelocityShares 2X VIX MdTrm	SPVXMP	19	0.8	
BDCL	ETRACS 2X Lng WF Bus Dev	WFBDCPX	18	0.7	
BOS	PwrShrs DB Base Met Sh	DBBMIX	15	0.3	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZI	13	0.1	
RTSA	iPath SX R2000	RU20INTR	12	1.5	
EMSA	iPath SE MSCI EM	NDUEEGF	12	0.3	
BXUC	BC SPX + Long C Leveraged	SPXT	12	4.6	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	11	0.4	
DYY	PwrShrs DB Commod Dbl Lg	DBLCIX	11	0.5	
LSKY	ETRACS 2x ISE Cloud Comp	CPJ	9	0.0	
EEVX	ETRACS Short 5-Mo SP5 VIX	SPVXMP	9	0.2	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	8	0.1	
DDP	PwrShrs DB Commod Sh	DBLCIX	8	0.3	
FFVX	ETRACS Short 6-Mo SP5 VIX	SPVIX6ME	8	0.2	
AGA	PowerShares DB Agr Dbl Sh	DBLCYEAG	8	0.5	
DDVX	ETRACS Short 4-Mo SP5 VIX	SPVIX4ME	8	0.4	
CCVX	ETRACS Short 3-Mo SP5 VIX	SPVIX3ME	8	0.9	
VZZB	iPath LE SP500 VIX MidTrm	SPVXMTR	8	0.4	
BBVX	ETRACS Short 2-Mo SP5 VIX	SPVIX2ME	8	1.4	
AAVX	ETRACS Short 1-Mo SP5 VIX	SPVXSP	8	1.8	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	8	0.0	
SSDL	ETRACS 2x ISE Solid St Dri	BYTX	7	0.4	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	7	0.1	
BXDB	BC SPX + Short B Leveraged	SPXT	6	1.1	
UUPT	PowerShares DB 3X Lng USD	USDUPX	6	0.4	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	6	0.4	
BXUB	BC SPX + Long B Leveraged	SPXT	6	1.1	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	6	0.4	
IVOP	iPath Inv SP5 VIX ShrtTerm	SPVXSP	5	0.5	
ROSA	iPath SX Russell 1000	RU10INTR	5	0.1	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	4	0.0	
SFLA	iPath LX S&P 500 TR	SPTR	4	0.8	
EIPL	ETRACS 2X Internet IPO	NETIPO	4	0.1	
PTD	E-Tracs UBS Short Platinum	CTPLER	4	0.0	
UDNT	PowerShares DB 3X Shrt USD	USDDNX	4	0.1	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	3	0.0	
ROLA	iPath LX Russell 1000	RU10INTR	3	0.0	
BXDC	BC SPX + Short C Leveraged	SPXT	3	0.5	
DEE	PwrShrs DB Commod Dbl Sh	DBLCIX	3	0.2	
RTLA	iPath LX Russell 2000	RU20INTR	3	0.4	
EMLB	iPath LE MSCI EM	NDUEEGF	3	0.1	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	2	0.1	
ADZ	PowerShares DB Agr Short	DBLCYEAG	2	0.1	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.1	

*Opt. denotes US listed options trading available on the underlying security.

11

ETNs

ETNs

EXCHANGE TRADED NOTES (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
OTHER					
AMJ	JPMorgan Alerian MLP	AMZ	$2,790	$44.7	✓
VXX	iPATH SP500 VIX ST Future	SPVXSTR	1,054	1,113.8	✓
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	580	41.6	✓
INP	iPath MSCI India	NDEUSIA	527	10.5	✓
MLPN	CS Cushing 30 MLP	MLPX	177	1.6	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	170	0.9	
CSMA	Credit Suisse Merger Arb	CSLABMN	91	0.6	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	85	1.4	
FLAT	iPath US Treas Flattener	BXIIUSTP	51	3.0	
VIIX	VelocityShares VIX ShTrm	SPVXSP	49	4.3	✓
TRND	RBS US LC Trendpilot	TPLCUT	46	0.7	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	36	0.0	
CSLS	CS Long/Short Liquid	CSLABLN	34	0.2	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	31	0.1	
CVOL	C-Tracks ETN Volatility	CVOLT	24	0.6	
TBAR	RBS Gold Trendpilot	TPGLDUT	21	0.4	
TRNM	RBS US MC Trendpilot	TPMCUT	20	0.2	
MLPY	MS Cushing MLP High Income	MLPY	17	0.5	
MLPW	E-TRACS Wells Fargo MLP	WML	17	0.1	
CSMN	CS MktNeu Global Equity	HSGMN	16	0.1	
BWV	iPath CBOE SP500BuyWrite	BXM	15	0.2	
SPGH	UBS E-TRACS SPS Gold Hedge	na	15	0.1	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	13	0.1	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	13	1.3	
VXAA	ETRACS 1-Mo SPS VIX	SPVXSTR	12	10.7	
VXBB	ETRACS 2-Mo SPS VIX	SPVIX2MT	12	3.1	
VXCC	ETRACS 3-Mo SPS VIX	SPVIX3MT	12	2.2	
VXDD	ETRACS 4-Mo SPS VIX	SPVIX4MT	12	1.7	
VXFF	ETRACS 6-Mo SPS VIX	SPVIX6MT	11	0.4	
VXEE	ETRACS 5-Mo SPS VIX	SPVXMTR	11	0.8	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	10	0.2	
WMW	Elements Mrngstr Wide Moat	MWMFTR	9	0.1	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	9	0.9	
SSDD	ETRACS ISE Solid St Drive	BYTX	9	0.2	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	9	0.3	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDCPX	8	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	8	0.0	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	7	1.0	
EIPO	ETRACS Internet IPO	NETIPO	6	0.1	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
DOD	Elements Dogs of the Dow	MUTR	5	0.1	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	4	0.0	
TWTI	RBS Oil Trendpilot	na	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	3	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	3	0.0	
GWO	Elements CS Global Warm	CSGWMXTR	2	0.0	
STPP	iPath US Treas Steepener	BXIIUSTP	2	0.1	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	

*Opt. denotes US listed options trading available on the underlying security.

12 | ETF & ETN Guide Q4 2011

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs. iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors. The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses. iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions. Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value This communication and any information derived from its use is provided for informational purposes only and should not be regarded as an offer to sell or a solicitation of an offer to buy the products mentioned in it. No representation is made that any returns will be achieved. Barclays Capital does not warrant the accuracy, completeness, reliability, fitness for a particular purpose or merchantability of this information. Barclays Capital shall have no liability for the use, misuse, or distribution of this information to unauthorized recipients. Third-party trademarks and information are the property of their respective owners. Copyright ©2011 Barclays Capital. All information is subject to change without notice.

OPTIONS EXPIRATION CALENDAR

2011

October November December

S M T W T F S S M T W T F S S M T W T F S

1	1 2 3 4 5 1 2 3
2	3 4 5 6 7 8 6 7 8 9 10 11 12 4 5 6 7 8 9 10

9 10 11 12 13 14 15 13 14 15 16 17 18 19 11 12 13 14 15 16 17

16	17 18 19 20 21 22 20 21 22 23 24 25 26 18 19 20 21 22 23 24
23	24 25 26 27 28 29 27 28 29 30 25 26 27 28 29 30 31
30	31

2012

January February March

S M T W T F S S M T W T F S S M T W T F S

1	2 3 4 5 6 7 1 2 3 4 1 2 3
8	9 10 11 12 13 14 5 6 7 8 9 10 11 4 5 6 7 8 9 10
15	16 17 18 19 20 21 12 13 14 15 16 17 18 11 12 13 14 15 16 17
22	23 24 25 26 27 28 19 20 21 22 23 24 25 18 19 20 21 22 23 24
29	30 31 26 27 28 29 25 26 27 28 29 30 31

April May June

S M T W T F S S M T W T F S S M T W T F S

1	2 3 4 5 6 7 1 2 3 4 5 1 2
8	9 10 11 12 13 14 6 7 8 9 10 11 12 3 4 5 6 7 8 9
15	16 17 18 19 20 21 13 14 15 16 17 18 19 10 11 12 13 14 15 16
22	23 24 25 26 27 28 20 21 22 23 24 25 26 17 18 19 20 21 22 23
29	30 27 28 29 30 31 24 25 26 27 28 29 30

July August September

S M T W T F S S M T W T F S S M T W T F S

1	2 3 4 5 6 7 1 2 3 4 1
8	9 10 11 12 13 14 5 6 7 8 9 10 11 2 3 4 5 6 7 8
15	16 17 18 19 20 21 12 13 14 15 16 17 18 9 10 11 12 13 14 15
22	23 24 25 26 27 28 19 20 21 22 23 24 25 16 17 18 19 20 21 22
29	30 31 26 27 28 29 30 31 23 24 25 26 27 28 29
30

October November December

S M T W T F S S M T W T F S S M T W T F S

1	2 3 4 5 6 1 2 3 1
7	8 9 10 11 12 13 4 5 6 7 8 9 10 2 3 4 5 6 7 8
14	15 16 17 18 19 20 11 12 13 14 15 16 17 9 10 11 12 13 14 15
21	22 23 24 25 26 27 18 19 20 21 22 23 24 16 17 18 19 20 21 22
28	29 30 31 25 26 27 28 29 30 23 24 25 26 27 28 29
30	31

Equity, index, cash-settled currency and For 2011, 2014 Equity LEAPS® added treasury/interest rate options expiration date1 For 2012, 2015 Equity LEAPS® added

A.M. settled index options cease trading VIX, RVX expiration date

Exchange holiday (additional holidays may be announced) Quarterly expiration date

Expiring equity, P.M.-settled index options and treasury/ Bank holiday interest rate option classes cease trading. Expiring cash-settled currency options cease trading at 12:00pm ET

1Equity LEAPS® expire in January. Index LEAPS® expire in December or January. Note: While these dates are accurate as of 12/15/10, they are subject to change.7

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

©2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE